Exhibit 99.1
Health Catalyst Reports Third Quarter 2023 Preliminary Results
SALT LAKE CITY, UT, October 27, 2023 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported preliminary financial results for the quarter ended September 30, 2023. Given recent market and sector dynamics, we are reporting our preliminary financial results and providing fourth quarter and updated full year 2023 guidance in advance of the date of our release of our full third quarter 2023 operating results.
We are also updating the date of the release of our full third quarter 2023 operating results to Thursday, November 2, 2023, after market close. In conjunction, we will host a conference call to review the results at 5:00 p.m. E.T. on the same day. Please note that this is an update relative to the previously announced earnings conference call timing. See below for quarterly conference call details.
“For the third quarter of 2023, I am pleased by our strong preliminary financial results, including total revenue of $73.8 million and Adjusted EBITDA of $2.0 million, with these results beating the mid-point of our quarterly guidance on each metric. Additionally, we are grateful to be in a position to raise our full year 2023 revenue guidance range and reiterate our full year 2023 Adjusted EBITDA guidance range. We are also encouraged by our bookings results through Q3 2023, which are in line with our expectations.” said Dan Burton, CEO of Health Catalyst.
Our financial information is preliminary and unaudited and subject to change as we complete our financial statements as of and for the three months ended September 30, 2023. Our preliminary financial results as set forth herein are based on information currently available to management. This preliminary financial information has been prepared by, and is the responsibility of, management. In addition, preliminary estimates may be subject to revision as we prepare our financial statements and disclosures for the three and nine months ended September 30, 2023. As a result, and in connection with our quarterly closing and review process for the third quarter of 2023, we may identify items that would require adjustments to the preliminary financial results as set forth herein. The final results and other disclosures as of September 30, 2023 and for the three months ended September 30, 2023 may differ materially from the preliminary financial results.
Financial Highlights for the Three Months Ended September 30, 2023

Key Financial Metrics

	Three Months Ended September 30,		Year over Year Change
	2023	2022
GAAP Financial Data:	(in thousands, except percentages, unaudited)
Technology revenue	$45,973	$43,997	4%
Professional services revenue	$27,800	$24,357	14%
Total revenue	$73,773	$68,354	8%
Loss from operations	$(24,580)	$(45,721)	46%
Net loss	$(22,032)	$(45,735)	52%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$31,367	$29,993	5%
Adjusted Technology Gross Margin	68%	68%
Adjusted Professional Services Gross Profit	$3,205	$4,970	(36)%
Adjusted Professional Services Gross Margin	12%	20%
Total Adjusted Gross Profit	$34,572	$34,963	(1)%
Total Adjusted Gross Margin	47%	51%
Adjusted EBITDA	$1,992	$(4,554)	144%
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(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the fourth quarter of 2023, we expect:
•Total revenue between $70.1 million and $75.1 million, and
•Adjusted EBITDA between $0.3 million and $2.3 million
For the full year of 2023, we expect:
•Total revenue between $291.0 million and $296.0 million, and
•Adjusted EBITDA between $10.0 million and $12.0 million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details
We will host a conference call to review the full third quarter 2023 operating results on Thursday, November 2, 2023, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800)-225-9448 for U.S. participants, or 203-518-9708 for international participants, and referencing conference ID “HCAT Q323.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its clients leverage the cloud-based data platform — powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.

Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our and our CEO's social media accounts, in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our financial outlook for Q4 and fiscal year 2023. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of our actual financial results or future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners; (v) the impact of the challenging macroeconomic environment (including high inflationary and/or high interest rate environments) on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 that will be filed with the SEC no later than November 9, 2023 and the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, adding back stock-based compensation, acquisition-related costs, net, and restructuring costs, as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended September 30, 2023 and 2022:

	Three Months Ended September 30, 2023
	(in thousands, except percentages, unaudited)
	Technology	Professional Services	Total
Revenue	$45,973	$27,800	$73,773
Cost of revenue, excluding depreciation and amortization	(15,169)	(26,618)	(41,787)
Gross profit, excluding depreciation and amortization	30,804	1,182	31,986
Add:
Stock-based compensation	497	1,927	2,424
Acquisition-related costs, net(1)	66	96	162
Adjusted Gross Profit	$31,367	$3,205	$34,572
Gross margin, excluding depreciation and amortization	67%	4%	43%
Adjusted Gross Margin	68%	12%	47%
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(1)Acquisition-related costs, net include deferred retention expenses following the ARMUS and KPI Ninja acquisitions.

	Three Months Ended September 30, 2022
	(in thousands, except percentages, unaudited)
	Technology	Professional Services	Total
Revenue	$43,997	$24,357	$68,354
Cost of revenue, excluding depreciation and amortization	(14,572)	(21,768)	(36,340)
Gross profit, excluding depreciation and amortization	29,425	2,589	32,014
Add:
Stock-based compensation	494	1,991	2,485
Acquisition-related costs, net(1)	74	143	217
Restructuring costs(2)	—	247	247
Adjusted Gross Profit	$29,993	$4,970	$34,963
Gross margin, excluding depreciation and amortization	67%	11%	47%
Adjusted Gross Margin	68%	20%	51%
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(1)Acquisition-related costs, net include deferred retention expenses following the ARMUS, KPI Ninja, and Twistle acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other (income) expense, net, (ii) income tax provision (benefit), (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, (vi) litigation costs, (vii) restructuring costs, and (viii) non-recurring lease-related charges. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs and litigation costs allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended September 30, 2023 and 2022:

	Three Months Ended September 30,
	2023	2022
	(in thousands, unaudited)
Net loss	$(22,032)	$(45,735)
Add:
Interest and other (income) expense, net	(2,607)	(142)
Income tax provision (benefit)	59	156
Depreciation and amortization	10,190	12,372
Stock-based compensation	14,232	17,304
Acquisition-related costs, net(1)	2,126	3,292
Litigation costs(2)	24	—
Restructuring costs(3)	—	4,499
Non-recurring lease-related charges(4)	—	3,700
Adjusted EBITDA	$1,992	$(4,554)
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(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(2)Litigation costs include costs related to litigation that are outside the ordinary course of our business.
(3)Restructuring costs include severance and other team member costs from workforce reductions.
(4)Non-recurring lease-related charges includes the lease-related impairment charge related to our corporate office space designated for subleasing.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Tarah Neujahr Bryan
Chief Marketing Officer
media@healthcatalyst.com